EXHIBIT 99.1

          Bancshares of Florida Announces Second Quarter Results



          Performance Improves Significantly from First Quarter 2003



    NAPLES, Fla., July 24 /PRNewswire-FirstCall/ -- Bancshares of Florida,

Inc. (Nasdaq: BOFL) today reported a second quarter 2003 net loss of $769,000 or $0.25 per share versus a net loss of $1.107 million or $0.43 per share in first quarter 2003.  These results compare to a net loss of $363,000 or $0.21 per share in second quarter 2002.  For the first six months of 2003, the net loss was $1.874 million or $0.67 per share, compared to a net loss of $877,000 or $0.59 per share for the first six months of last year.



    Michael L. McMullan, Bancshares of Florida's President and CEO, stated,

"In our first full quarter following our initial public offering, performance improved significantly.  We decreased the net dollar loss compared to the first quarter of this year by 31% and lowered the loss per share by 42%.  Top-

line revenues climbed 24% compared to first quarter growth of 6%.  Loans were up 20% versus 16% in the first quarter.  And asset quality continued to be very strong, with an already low level of nonperforming loans decreasing to

0.14% of loans outstanding and net charge-offs remaining deminimus.

    "We are particularly pleased with the substantial progress at our Florida

Trust Company subsidiary, which increased assets under advisement to

$94 million at quarter end, up 27% over the March 31, 2003 level, mirroring strong new business development efforts as well as an improved equities market.  Our wealth management expertise has become an attractive and important component of our strategy to build a comprehensive relationship with the businesses, professionals, and entrepreneurs that comprise our target market."

    The primary reasons for the earnings improvement in the second quarter compared to first quarter 2003 are the 24% increase in operating income (top-

line revenues) noted above and a comparatively small decrease in loan loss provision expense, which more than offset a modest 3.4% increase in noninterest expense.  Approximately $0.06 or one-third of the improvement in earnings per share reflects the full quarter impact of the company's

1.0 million share initial public offering, which began trading on February

10th of this year.

    In the first half of this year, operating income rose a substantial 62% or

$1.148 million over the same 2002 period.  Growth was contributed about equally by the company's Ft. Lauderdale bank, which opened in early July 2002,

and the founding, four-year-old Naples bank.  The increase, however, along with the need to build the loan loss reserve commensurate with strong loan growth, was less than the planned $1.894 million growth in noninterest expense.  The latter increase was largely due to the new bank, the opening of a new headquarters office in Naples last fall, expansion of Florida Trust

Company activities, and the addition of selected personnel to support expanded operations.



                    SECOND QUARTER PERFORMANCE HIGHLIGHTS



    * Loans reached $147 million, up $24 million or 20% for the quarter, and climbed $68 million or 85% compared to June 30, 2002.  Commercial loans comprised the bulk of these increases, with one-year growth in the Ft.

      Lauderdale operation nearly duplicating the growth in Naples.

    * Earning assets increased $8 million during the quarter to $161 million.

      The change reflects loan growth offset by a reduction in interest-

      bearing cash equivalents, as a portion of the net cash proceeds from the

      IPO funded expanded loan growth.  Over the last twelve months, earning assets have risen by $74 million or 85%.

    * Deposits were $153 million at quarter end, rising $10 million or 7%

      during the last 90 days.  Over the last twelve months, deposits are up

      $74 million or 94%, with the new Ft. Lauderdale market contributing

      $41 million of that growth.  Certificates of deposit in excess of

      $100,000 and alternative deposit funding sources comprise 27% of total deposits versus 35% one year earlier, the reduction made possible by a more than doubling of core deposits.

    * Net interest income totaled $1.476 million for the three-month period ended June 30, 2003, rising 24% or $281,000 compared with first quarter

      2003 and 69% or $603,000 versus second quarter 2002.  The increases reflect earning asset growth noted above, with the net interest margin being nearly maintained despite the current falling interest rate environment.  The second quarter 2003 net margin was 3.87%, off 11 basis points from the same period last year and up 49 basis points from first quarter 2003.  The latter improvement was caused by the reduced mix of interest-bearing cash equivalents previously noted, while the one-year change reflects the company's asset/liability mix, including the impact of a more competitively attractive deposit pricing strategy in newer markets.

    * The provision for loan losses was $209,000 for the quarter, an $83,000 decrease from the first quarter 2003 level and $175,000 greater than the same period last year, reflective of loan growth.  The resulting allowance for loan losses was $1.380 million or 0.94% of loans outstanding, covering nonperforming loans by 6.8 times.  The allowance is more than twice its level of one year earlier, when it was 0.85% of loans outstanding.

    * Noninterest income totaled $188,000 for the second quarter, up $39,000 or 26% from the first quarter level and $64,000 or 52% greater than

      2002's second quarter.  The improvement reflects steady growth in banking service fees as well as expanded trust revenues.  Over the last twelve months, assets under advisement at the Florida Trust Company have risen 36%, resulting in a 58% increase in second quarter revenues versus the same period last year.

    * Noninterest expense totaled $2.233 million for the quarter, an increase of $74,000 or 3.4% from the prior quarter and $907,000 greater (up 68%)

      than the same period last year.  The latter increase is primarily attributable to additional staff, overhead and other related expense caused by the addition of the company's new main office in Naples in third quarter 2002 and the opening of the new bank in Ft. Lauderdale on

      July 16, 2002.  Approximately $335,000 in one-time organization costs of the new bank were expensed in second quarter 2002, capping total such costs last year at $629,000.

    * Nonperforming loans (including nonaccruals and 90-day delinquencies)

      were $204,000 or 0.14% of loans outstanding at quarter end, $37,000 lower than at March 31, 2003 and virtually unchanged from one year earlier.  A loan with a net carrying value of $170,000 included in this category as of June 30, 2003 was paid off in mid-July via an SBA guarantee.  Net charge-offs for the second quarter continued to be deminimus at 0.06% of average loans, following 0.01% in first quarter

      2003 and none in second quarter 2002.



    Bancshares of Florida, Inc., f/k/a Citizens Bancshares of South Florida,

Inc. ("Bancshares"), is a $175-million-asset bank holding company located in

Naples, Florida.  It is the parent company for Bank of Florida, N.A., f/k/a

Citizens National Bank of Southwest Florida, and Florida Trust Company, both based in Naples, Florida, and Bank of Florida, based in Ft. Lauderdale,

Florida.  Since late December 2002, Bancshares' common stock has been listed on the NASDAQ SmallCap Market under the symbol "BOFL".  Trading of an additional 1.0 million shares received via its $10 million initial public offering, the nation's first IPO of 2003, began on February 10, 2003.



    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

OF 1995

    Certain statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-

looking terminology, such as "may," "will," "expect," "estimate,"

"anticipate," "believe," "target," "plan," "project," or "continue" or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of Bancshares of

Florida, Inc., its business and the industry as a whole.  These forward-

looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes.  The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida,

Inc.'s financial performance and could cause actual results for fiscal 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements.  Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.





                         Bancshares of Florida, Inc.

                    Summary of Consolidated Financial Data

                (Dollars in thousands, except per share data)



    The following (unaudited) summary financial data for the three-month &

    six-month periods ended June 30, 2003 and 2002, are derived from our financial statements and other data. Loans held for investment are stated

    before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and options as required. Book value per share excludes the effect of any outstanding stock warrants and options.



                                              For the Three Months Ended

                                      June 30,   March 31, Increase/(decrease)

                                         2003       2003         $        %



    Total interest income               $2,264      $2,015     $249     12.4%

    Total interest expense                 788         820      (32)    -3.9%

    Net interest income before

     provision                           1,476       1,195      281     23.5%

    Provision for loan losses              209         292      (83)   -28.4%

    Net interest income after provision  1,267         903      364     40.3%

    Non interest income                    188         149       39     26.2%

    Gain on sale of investments              9           0        9    100.0%

    Noninterest expense                  2,233       2,159       74      3.4%

    Provision for income taxes               0          0

    Net income (loss)                     (769)     (1,107)     338    -30.5%



    Basic earnings per share             (0.25)      (0.43)    0.18    -42.5%

    Diluted earnings per share          ($0.25)     ($0.43)   $0.18    -42.5%

    Weighted average shares used for

     diluted earnings per share

                                     3,079,199   2,549,199  530,000     20.8%



    Net interest margin                  3.87%       3.38%    0.49%     14.5%

    Efficiency ratio                   133.47%     160.64%  -27.17%    -16.9%



    Average equity to average assets    13.49%      14.31%   -0.82%     -5.7%

    Average loans held for investment

     to average deposits                96.00%      80.50%   15.50%     19.3%

    Net charge-offs to average loans     0.06%       0.01%    0.05%    530.1%





                                                For the Three Months Ended

                                           June 30,       Increase/(decrease)

                                             2002           $           %



    Total interest income                   $1,417         $847         59.8%

    Total interest expense                     544          244         44.9%

    Net interest income before provision       873          603         69.1%

    Provision for loan losses                   34          175        514.7%

    Net interest income after provision        839          428         51.0%

    Non interest income                        124           64         51.6%

    Gain on sale of investments                  0            9        100.0%

    Noninterest expense                      1,326          907         68.4%

    Provision for income taxes                  0

    Net income (loss)                         (363)        (406)       111.8%



    Basic earnings per share                 (0.21)       (0.04)        20.5%

    Diluted earnings per share              ($0.21)      ($0.04)        20.5%

    Weighted average shares used for

     diluted earnings per share          1,751,903    1,327,296         75.8%



    Net interest margin                      3.98%       -0.11%         -2.8%

    Efficiency ratio                       133.00%        0.47%          0.4%



    Average equity to average assets        16.36%       -2.87%        -17.6%

    Average loans held for investment to

     average deposits                       98.04%       -2.04%         -2.1%

    Net charge-offs to average loans         0.00%        0.06%           na





                                              For the Six Months Ended

                                      June 30,   June 30,  Increase/(decrease)

                                        2003       2002         $        %



    Total interest income              $4,280     $2,705     $1,575     58.2%

    Total interest expense              1,609      1,082        527     48.7%

    Net interest income before

     provision                          2,671      1,623      1,048     64.6%

    Provision for loan losses             501        241        260    107.9%

    Net interest income after

     provision                          2,170      1,382        788     57.0%

    Non interest income                   336        236        100     42.4%

    Gain on sale of investments             9          0          9    100.0%

    Noninterest expense                 4,389      2,495      1,894     75.9%

    Provision for income taxes              0         0

    Net income (loss)                  (1,874)      (877)      (997)   113.7%



    Basic earnings per share            (0.67)     (0.59)     (0.08)    12.9%

    Diluted earnings per share         ($0.67)    ($0.59)    ($0.08)    12.9%

    Weighted average shares used for

     diluted earnings per share     2,815,663  1,487,024  1,328,639     89.3%



    Net interest margin                 3.63%      3.98%     -0.35%     -8.8%

    Efficiency ratio                  145.52%    134.21%     11.31%      8.4%



    Average equity to average assets   12.83%     13.90%     -1.07%     -7.7%

    Average loans held for investment

     to average deposits

                                       88.98%    100.27%    -11.29%    -11.3%

    Net charge-offs to average loans    0.06%      0.15%     -0.09%    -59.4%





                               At June 30,  At March 31,  Increase/(decrease)

                                  2003           2003         $           %



    Total assets                $175,375       $165,830     $9,545       5.8%

    Cash & cash equivalents       13,383         27,678    (14,295)    -51.6%

    Earning assets               161,479        153,544      7,935       5.2%

    Investment securities          9,533          9,665       (132)     -1.4%

    Loans held for investment    147,183        122,913     24,270      19.7%

    Allowance for loan losses      1,381          1,193        188      15.8%

    Deposit accounts             153,032        142,623     10,409       7.3%

    Stockholders' equity         $22,167        $22,976      -$809      -3.5%

    Total shares outstanding   3,079,199      3,079,199          0       0.0%

    Book value per share           $7.20          $7.46     -$0.26      -3.5%



    Loan loss allowance to

     total loans                   0.94%          0.97%     -0.03%      -3.3%

    Loan loss allowance to

     nonperforming loans         676.88%        495.04%    181.84%      36.7%

    Nonperforming loans to

     total loans                   0.14%          0.20%     -0.06%     -29.3%

    Nonperforming assets to

     total assets                  0.12%          0.15%     -0.03%     -20.0%



    Leverage (tier 1 to average

     total assets)                13.82%         14.31%     -0.49%      -3.4%

    Risk-based capital

       Tier 1 (tier 1 to

        risk-weighted assets)     15.62%         19.16%     -3.54%     -18.5%

       Total (total capital to

        risk-weighted assets)     16.59%         20.15%     -3.56%     -17.7%

    Assets under advisement

     --Florida Trust Company     $94,400        $74,572     19,828      26.6%





                                            At June, 30    Increase/(decrease)

                                                2002          $          %



    Total assets                              $95,736      $79,639      83.2%

    Cash & cash equivalents                     6,751        6,632      98.2%

    Earning assets                             87,283       74,196      85.0%

    Investment securities                         576        8,957    1555.0%

    Loans held for investment                  79,457       67,726      85.2%

    Allowance for loan losses                     678          703     103.7%

    Deposit accounts                           78,873       74,159      94.0%

    Stockholders' equity                      $16,782       $5,385      32.1%

    Total shares outstanding                2,079,199    1,000,000      48.1%

    Book value per share                        $8.07       -$0.87     -10.8%



    Loan loss allowance to total loans          0.85%        0.08%      10.0%

    Loan loss allowance to nonperforming

     loans                                    446.67%      230.22%      51.5%

    Nonperforming loans to total loans          0.26%       -0.12%     -45.7%

    Nonperforming assets to total assets        0.21%       -0.10%     -45.1%



    Leverage (tier 1 to average total assets)   7.43%        6.39%      86.0%

    Risk-based capital

       Tier 1 (tier 1 to risk-weighted

        assets)                                 9.23%        6.39%      69.2%

       Total (total capital to risk-

        weighted assets)                       10.14%        6.45%      63.6%

    Assets under advisement--Florida

     Trust Company                            $69,348       25,052      36.1%





    Contact: Michael L. McMullan,

             President and CEO

             (239) 254-2100



SOURCE  Bancshares of Florida

    -0-                             07/24/2003

    /CONTACT:  Michael L. McMullan, President and CEO of Bancshares of

Florida, +1-239-254-2100/

    /Photo:  http://www.newscom.com/cgi-bin/prnh/20030425/BANCSHARESLOGO

              AP Archive:  http://photoarchive.ap.org

              PRN Photo Desk, 888-776-6555 or 212-782-2840/

    /Web site:  http://www.bankofflorida.com /

    (BOFL)



CO:  Bancshares of Florida; Florida Trust Company; Citizens Bancshares of

     South Florida, Inc.; Bank of Florida, N.A.; Citizens National Bank of

     Southwest Florida; Florida Trust Company; Bank of Florida

ST:  Florida

IN:  FIN OTC

SU:  ERN